Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127626 and 333-157726 on Form S-8 of ACCO Brands Corporation, of our report dated June 27, 2011 appearing in this Annual Report on Form 11-K of the ACCO Brands Corporation 401(k) Plan for the year ended December 31, 2010.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois

June 27, 2011